                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               OLSTEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               OLSTEN CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                 OLSTEN LOGO

                                                                  March 31, 1997

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of Olsten Corporation to be held on April 25, 1997 at 9:30 a.m. at our world headquarters located at 175 Broad Hollow Road, Melville, New York.

     The accompanying Notice and Proxy Statement describe the matters to be voted upon at the Annual Meeting. Holders of Common Stock and Class B Common Stock will be entitled to one vote and ten votes, respectively, at the Annual Meeting for each share held of record at the close of business on March 12, 1997, but will vote as separate classes in the election of Directors.

     At the Annual Meeting, shareholders will have an opportunity to inquire about the affairs of the Company that may be of interest to shareholders generally.

     We would appreciate your signing, dating and returning the enclosed proxy in the envelope provided for that purpose so that your shares may be represented and voted at the Annual Meeting in the event you do not attend. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

     Thank you and we look forward to greeting you personally if you are able to be present.

                                       Sincerely,

                                       FRANK N. LIGUORI
                                       Chairman and Chief Executive Officer

                                 OLSTEN LOGO

                             175 BROAD HOLLOW ROAD
                         MELVILLE, NEW YORK 11747-8905
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 25, 1997
                         ------------------------------

TO THE SHAREHOLDERS OF OLSTEN CORPORATION:

     You are cordially invited to attend the Annual Meeting of Shareholders of Olsten Corporation, a Delaware corporation (the "Company"), which will be held at the executive offices of the Company, 175 Broad Hollow Road, Melville, New York 11747-8905, on April 25, 1997, at 9:30 o'clock in the forenoon, New York time, for the following purposes:

          1. To elect nine Directors of the Company, three by the holders of Common Stock voting separately as a class and six by the holders of Class B Common Stock voting separately as a class, to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify;

          2. To consider and vote upon a proposal to ratify and approve the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent auditors for the Company for its 1997 fiscal year; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The stock transfer books of the Company will not be closed but only shareholders of record at the close of business on March 12, 1997 are entitled to notice of and to vote at such meeting or any adjournments thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                 Laurin L. Laderoute, Jr.
                                                        Secretary
Dated: March 31, 1997
       Melville, New York

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WE DO HOPE YOU WILL ATTEND, BUT IF YOU DO NOT INTEND TO BE PRESENT IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A STAMPED REPLY ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                                 OLSTEN LOGO

                             175 BROAD HOLLOW ROAD
                         MELVILLE, NEW YORK 11747-8905
                         ------------------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 25, 1997
                         ------------------------------

     This Proxy Statement is furnished to shareholders of Olsten Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at the executive offices of the Company, 175 Broad Hollow Road, Melville, New York 11747-8905, on April 25, 1997, at 9:30 o'clock in the forenoon, New York time, including any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Only shareholders of record at the close of business on March 12, 1997 are entitled to vote at such meeting. This Proxy Statement and the accompanying proxy are first being sent or given to shareholders on or about March 31, 1997.

     A shareholder who returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not said shareholder has previously submitted a proxy. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth herein and in favor of the other proposal described herein.

     Proxies marked as abstentions will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise its discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will have no effect on the vote. Votes are counted by employees of ChaseMellon Shareholder Services, L.L.C., the Company's independent transfer agent and registrar.

     At the close of business on March 12, 1997, the record date for the determination of shareholders entitled to vote at the Annual Meeting, the Company had outstanding 67,418,176 shares of its Common Stock, par value $.10 per share ("Common Stock"), and 13,782,301 shares of its Class B Common Stock, par value $.10 per share ("Class B Common Stock"). The holders of such Common Stock and Class B Common Stock are entitled to one vote and ten votes, respectively, for each share held on such record date, but with respect to the election of Directors, holders of Common Stock voting separately as a class are entitled to elect three Directors and holders of Class B Common Stock voting separately as a class are entitled to elect six Directors.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

     A copy of the 1996 Annual Report to Shareholders, containing the financial statements of the Company and a report with respect thereto by Coopers & Lybrand L.L.P., independent auditors, is also being mailed to you herewith. The Annual Report is not deemed a part of the soliciting material for the proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 12, 1997, the amount and nature of beneficial ownership of the Company's Common Stock and Class B Common Stock by each Director and nominee for Director; each beneficial owner of more than five percent of the Common Stock or Class B Common Stock known by management; named executive officers of the Company; and all executive officers and Directors as a group.

     Since each share of Class B Common Stock may be converted into one share of Common Stock, the beneficial ownership rules under the Securities Exchange Act of 1934 require that all shares of Common Stock issuable upon the conversion of Class B Common Stock by any shareholder be included in determining the number of shares and percentage of Common Stock held by such shareholder. The effect of the assumption that such shareholder has converted into Common Stock the shares of Class B Common Stock of which such shareholder is the beneficial owner is also reflected in the following table. For a more complete description of the method used to determine such beneficial ownership, see footnote (2) to the following table.

                                        AMOUNT OF SHARES AND NATURE                    PERCENT OF CLASS IF
                                       OF BENEFICIAL OWNERSHIP(1)(2)                    MORE THAN 1.0%(2)
                                 ------------------------------------------        ----------------------------
                                                               COMMON STOCK                        COMMON STOCK
                                                               (IF CLASS B                 CLASS   (IF CLASS B
                                                 CLASS B       COMMON STOCK                  B     COMMON STOCK
        NAME AND ADDRESS          COMMON          COMMON          DEEMED           COMMON  COMMON     DEEMED
      OF BENEFICIAL OWNER          STOCK          STOCK         CONVERTED)         STOCK   STOCK    CONVERTED)
-------------------------------- ---------      ----------     ------------        ------  ------  ------------
Miriam Olsten                       13,500(3)    5,540,834(3)    5,554,334(3)         --   40.2%        7.6%
  175 Broad Hollow Road
  Melville, NY
Stuart Olsten                       31,725(4)    5,372,434(4)    5,404,159(4)         --   39.0%        7.4%
  175 Broad Hollow Road
  Melville, NY
Cheryl Olsten                                    4,379,647(5)    4,379,647(5)              31.8%        6.1%
  175 Broad Hollow Road
  Melville, NY
Andrew N. Heine                     16,704(6)    3,127,610(6)    3,144,314(6)         --   22.7%        4.5%
  114 West 47th Street
  New York, NY
Robert L. Riedinger                              5,096,642(7)    5,096,642(7)              37.0%        7.0%
  4444 Blackland Drive
  Marietta, GA
Frank N. Liguori                 1,362,734               9       1,362,743          2.0%      --        2.0%
Stuart R. Levine                     6,099(8)                                         --
John M. May                         34,500(9)                                         --
Richard J. Sharoff                  11,022(10)                                        --
Raymond S. Troubh                   88,099(11)      67,735(11)     155,834(11)        --      --          --
Josh S. Weston                       7,850(12)                                        --
Robert A. Fusco                    116,250(13)                                        --
Richard A. Piske, III               48,750(14)                                        --
Anthony J. Puglisi                  25,000(15)                                        --
RCM Capital Management, L.L.C.   6,732,662(16)                                     10.0%
  Four Embarcadero Center
  San Francisco, CA
Dresdner Bank AG                 6,845,562(17)                                     10.2%
  Jurgen -- Ponto -- Platz 1
  60301 Frankfurt, Germany
All executive officers and       1,955,670(18)  12,544,817(19)  14,500,487(18)(19)  2.9%   90.6%       18.1%
  Directors as a group
  (17 persons)

---------------
 (1) Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

                                              (footnotes continued on next page)

(2) Each named person and all executive officers and Directors as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each shareholder's name in the above table under the columns captioned "Common Stock" include shares of Common Stock issuable upon exercise of presently exercisable stock options under the Company's stock option plans, and the columns captioned "Common Stock (if Class B Common Stock Deemed Converted)" relating to such shareholders reflect the effect of the right to convert beneficially owned shares of Class B Common Stock into Common Stock, both with respect to the number of shares of Common Stock deemed to be beneficially owned and the adjusted percentage of outstanding Common Stock resulting from such right of conversion. However, the shares of Common Stock so issuable upon such exercise, exchange or conversion by any such shareholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other shareholder.

(3) Mrs. Olsten owns of record 4,604,024 shares of Class B Common Stock. She has sole voting and investment power with respect to 936,810 shares of Class B Common Stock held under a trust for the benefit of one of her children, of which she is trustee, and as to which shares she disclaims beneficial ownership. Her holding includes 13,500 shares of Common Stock that may be purchased pursuant to presently exercisable stock options.

(4) Mr. Olsten's holding includes 3,600 shares of Common Stock owned of record, 200 shares of Common Stock owned of record by his wife, as to which shares he disclaims beneficial ownership, and 27,925 shares of Common Stock that may be purchased pursuant to presently exercisable stock options. Mr. Olsten owns of record 1,929,597 shares of Class B Common Stock and has shared voting and investment power as a trustee with respect to 1,660,427 shares of Class B Common Stock owned by a trust for his and his sister's benefit and 1,563,805 shares of Class B Common Stock owned by a trust for his benefit. He has shared voting and investment power as a trustee with respect to 45,000 shares of Class B Common Stock owned by a trust for the benefit of his son, 90,000 shares of Class B Common Stock owned by two trusts for the benefit of his niece and nephew and 83,605 shares of Class B Common Stock owned by a trust for the benefit of his descendants, as to which shares he disclaims beneficial ownership.

(5) Ms. Olsten owns of record 936,810 shares of Class B Common Stock and has shared voting and investment power as a trustee with respect to 1,660,427 shares of Class B Common Stock owned by a trust for her and her brother's benefit and 1,563,805 shares of Class B Common Stock owned by a trust for her benefit. Ms. Olsten has shared voting and investment power as a trustee with respect to 90,000 shares of Class B Common Stock owned by two trusts for the benefit of her two children, 45,000 shares of Class B Common Stock held by a trust for the benefit of her nephew and 83,605 shares of Class B Common Stock owned by a trust for the benefit of her descendants, as to which shares she disclaims beneficial ownership.

(6) Includes 9,000 shares of Common Stock that may be purchased pursuant to presently exercisable stock options, 5,825 shares of Common Stock as to which Mr. Heine has an indirect beneficial interest and 1,200 shares owned by Mr. Heine's wife, as to which shares he disclaims beneficial ownership. Mr. Heine has shared voting and investment power as a trustee with respect to 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Stuart Olsten and as a trustee with respect to 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Cheryl Olsten, as to which shares Mr. Heine disclaims beneficial ownership.

                                              (footnotes continued on next page)

(7) Mr. Riedinger owns of record 225,000 shares of Class B Common Stock. He has shared voting and investment power as a trustee with respect to 1,660,427 shares of Class B Common Stock owned by a trust for the benefit of Stuart Olsten and Cheryl Olsten, 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Stuart Olsten, 1,563,805 shares of Class B Common Stock owned by a trust for the benefit of Cheryl Olsten and 83,605 shares of Class B Common Stock owned by a trust for the benefit of descendants of Ms. Olsten, as to which shares Mr. Riedinger disclaims beneficial ownership.

(8) Includes 4,500 shares that may be purchased pursuant to presently exercisable stock options.

(9) Includes 18,000 shares that may be purchased pursuant to presently exercisable stock options.

(10) Includes 1,725 shares held in custodial accounts for Mr. Sharoff's two children and 9,000 shares that may be purchased pursuant to presently exercisable stock options.

(11) Includes 13,500 shares of Common Stock and 67,735 shares of Class B Common Stock that may be purchased pursuant to presently exercisable stock options.

(12) Includes 4,500 shares that may be purchased pursuant to presently exercisable stock options.

(13) Includes 64,125 shares that may be purchased pursuant to presently exercisable stock options.

(14) Includes 37,875 shares that may be purchased pursuant to presently exercisable stock options.

(15) Includes 12,750 shares that may be purchased pursuant to presently exercisable stock options.

(16) RCM Capital Management, L.L.C. advised that, as of March 12, 1997, it held sole voting power as to 4,849,962 of such shares, sole dispositive power as to 6,691,662 of such shares and shared dispositive power as to 41,000 of such shares.

(17) Based on Amendment No. 1 to Schedule 13G dated February 10, 1997 and filed with the Securities and Exchange Commission. Dresdner Bank AG reported that it is the parent holding company of RCM Capital Management, L.L.C. and that included in Dresdner Bank AG's holdings are 6,638,562 shares beneficially owned by RCM Capital Management, L.L.C. Dresdner Bank AG held sole voting and sole dispositive power as to 207,000 shares.

(18) Includes 1,684,562 shares of Common Stock owned by executive officers and Directors and 271,108 shares of Common Stock that may be purchased pursuant to presently exercisable stock options.

(19) Includes 12,477,082 shares of Class B Common Stock owned by executive officers and Directors and 67,735 shares of Class B Common Stock that may be purchased pursuant to presently exercisable stock options.

PROPOSAL 1

                             ELECTION OF DIRECTORS

     The nine persons named below, all of whom are presently Directors of the Company, have been nominated for election as Directors of the Company. Three Directors are to be elected by the holders of Common Stock voting separately as a class, and six Directors are to be elected by the holders of Class B Common Stock voting separately as a class, with the Directors, in each separate class vote, to be elected by a plurality of the votes cast. All Directors will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify. If no contrary instructions are indicated, it is intended that the accompanying proxy will be voted for the election of the respective Directors hereinafter shown as nominees for each respective class of stock. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the meeting, the proxies may be voted for a substitute nominee or nominees.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

JOHN M. MAY

     Mr. May, age 69 and a Director of the Company since 1989, has been an independent management consultant for more than five years.

RAYMOND S. TROUBH

     Mr. Troubh, age 70 and a Director of the Company since 1993, has been a financial consultant for more than five years. He is a director of ADT Limited, America West Airlines, Inc., ARIAD Pharmaceuticals, Inc., Becton Dickinson and Company, Diamond Offshore Drilling, Inc., Foundation Health Corporation, General American Investors Company, The MicroCap Fund, Inc., Petrie Stores Corp., Time Warner, Inc., Triarc Companies, Inc. and WHX Corporation.

JOSH S. WESTON

     Mr. Weston, age 68 and a Director of the Company since 1995, has been Chairman of Automatic Data Processing, Inc., a provider of computerized transaction processing, data communication and information services, since 1982, and was Chief Executive Officer of Automatic Data Processing, Inc. from 1982 to August 1996. He is a director of Automatic Data Processing, Inc., Public Service Enterprise Group Company, Shared Medical Systems, Inc. and Vanstar Corporation.

NOMINEES FOR ELECTION BY HOLDERS OF CLASS B COMMON STOCK

ANDREW N. HEINE

     Mr. Heine, age 68 and a Director of the Company since 1969, has been of counsel to the law firm of Gordon Altman Butowsky Weitzen Shalov & Wein since August 1995. For more than five years prior thereto he was an attorney in independent private practice. He is a director of Citizens Utilities Company and FPA Corporation.

STUART R. LEVINE

     Mr. Levine, age 49 and a Director of the Company since 1995, has been Chairman and Chief Executive Officer of Stuart Levine & Associates L.L.C., an international training company specializing in strategic planning and team building, since June 1996. From September 1992 to June 1996 he was Chief Executive Officer of Dale Carnegie & Associates, Inc., a global provider of corporate training in leadership and personal development, and was Chief Operating Officer of Dale Carnegie & Associates, Inc. from September 1989 to September 1992.

FRANK N. LIGUORI

     Mr. Liguori, age 50 and a Director of the Company since 1986, has been Chairman of the Board of the Company since February 1992 and its Chief Executive Officer since April 1990. He was Vice Chairman from April 1990 to February 1992, President of the Company from January 1986 to April 1990 and its Chief Operating Officer from April 1983 to April 1990. He joined the Company in 1971.

MIRIAM OLSTEN

     Mrs. Olsten, age 72 and a Director of the Company since 1993, is a significant shareholder of the Company. She is the mother of Stuart Olsten, a Director and Vice Chairman and President of the Company.

STUART OLSTEN

     Mr. Olsten, age 44 and a Director of the Company since 1986, has been Vice Chairman of the Company since August 1994 and President of the Company since April 1990. He was Chief Operating Officer of the Company from April 1990 through July 1993 and was Executive Vice President of the Company from November 1987 to April 1990. He joined the Company in 1975. He is the son of Miriam Olsten, a Director of the Company.

RICHARD J. SHAROFF

     Mr. Sharoff, age 50 and a Director of the Company since 1994, has been President and Chief Executive Officer of MagCorp., Inc., a franchisor of restaurants, since November 1996. From January 1996 to November 1996 he was Chairman and Chief Executive Officer of Superior Pasta, L.L.C., a developmental stage company in the food industry. From July 1995 to December 1995 he was a consultant to the food industry. From January 1992 to June 1995, he was President and Chief Executive Officer of Haifoods, Inc., a holding company in the food and beverage industries.
                      ------------------------------------

     The Board held six meetings during the past fiscal year. Each outside member of the Board is paid an annual retainer of $30,000, payable in monthly installments, and $1,500 for each meeting of the Board attended. The Board has a standing compensation committee, comprised of Messrs. May, Troubh and Weston, and a standing audit committee, comprised of Messrs. Heine, Levine, May and Sharoff. The compensation committee and the audit committee held two meetings and three meetings, respectively, in 1996. Each Director who was a committee member was paid $1,000 for each such meeting attended. The compensation committee reviews and approves senior executive compensation and determines compensation of the Chief Executive Officer. The audit committee reviews the Company's financial results, the scope and results of audits of the Company by its independent public accountants and the scope and result of internal audits. The Board has no nominating committee.

     In 1996, options to purchase 4,500 shares of Common Stock at a per share exercise price of $14.25 were granted to each of Messrs. Heine, Levine, May, Sharoff, Troubh and Weston and Mrs. Olsten, under the Company's 1990 Non-Qualified Stock Option Plan for Non-Employee Directors and Consultants, as amended and restated. All such options will become vested and fully exercisable in six months from the date of grant, which was December 9, 1996.

     Directors who are not employees of the Company are covered by a Retirement Plan for Outside Directors and Consultants pursuant to which retirement benefits are payable to a Director who has served for at least five years. For a Director who has served 20 or more years, the retirement benefit is 100% of the sum of all Board retainer and committee fees paid to such Director during the three-year period immediately preceding his or her departure from the Board, which sum is to be paid in 20 equal, quarterly installments following the Director's departure from the Board. For a Director who has served 15 to 19 years, 10 to 14 years and 5 to 9 years, the applicable percentage of the sum of the three-year Board retainer and committee fees to which the Director is entitled is 75%, 50% and 25%, respectively. A Director may elect to receive distribution of his or her retirement benefit in a lump sum equal to the present value of the retirement benefit instead of in quarterly installments.

     In 1996, the Company had sales of temporary personnel to Automatic Data Processing, Inc. of approximately $1,330,000, and the Company purchased payroll processing services from Automatic Data Processing, Inc. of approximately $373,000. Mr. Weston, a Director of the Company, is Chairman of Automatic Data Processing, Inc.

CERTAIN BUSINESS RELATIONSHIPS

     Mr. Heine, a Director of the Company, is of counsel to the law firm of Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Heine's compensation from the firm is based in part on fees generated by clients originated by Mr. Heine, of which the Company is one. Mr. Heine's share of the legal fees paid by the Company in 1996 to Gordon Altman Butowsky Weitzen Shalov & Wein was approximately $140,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's Directors and executive officers, to file reports with the Securities and Exchange Commission regarding beneficial ownership of equity securities of the Company. In May 1996 Robert A. Fusco, an executive officer of the Company, filed one late report covering the sale of the Company's Common Stock in March 1996. In March 1997 Andrew N. Heine, a Director of the Company, filed one late report covering the purchase of the Company's Common Stock in August 1993.
                      ------------------------------------

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Officers") for services as executive officers of the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                              ---------------------------
                                              ANNUAL COMPENSATION                       AWARDS
                                    ----------------------------------------  ---------------------------
                                                                  OTHER        RESTRICTED    SECURITIES     ALL OTHER
         NAME AND                                                ANNUAL          STOCK       UNDERLYING    COMPENSATION
    PRINCIPAL POSITION       YEAR   SALARY($)     BONUS($)   COMPENSATION($)  AWARDS($)(1)   OPTIONS(#)       ($)(2)
---------------------------  -----  ----------   ----------  ---------------  ------------  -------------  ------------
Frank N. Liguori              1996  $1,007,692   $  875,000                                                  $192,483
  Chairman and Chief          1995     900,000    1,175,000    $ 1,411,000(3)                                 175,380
  Executive Officer           1994     761,538      900,000                                                   121,534
Stuart Olsten                 1996     637,019      425,000                                     30,000         91,622
  Vice Chairman and           1995     540,865      500,000                                     37,500        126,467
  President                   1994     412,500      270,000                                     37,500         51,630

Robert A. Fusco               1996     587,019      240,000                                     25,000         75,881
  Executive Vice President    1995     514,904      300,000                                     37,500         73,883
  and President, Olsten       1994     401,923      270,000                                     37,500         45,572
  Health Services

Richard A. Piske, III         1996     416,827      175,000                                     23,000         49,305
  Executive Vice President    1995     365,835      220,000                                     30,000         55,469
  and President, Olsten       1994     301,539      190,506                                     22,500         43,675
  Staffing Services

Anthony J. Puglisi            1996     294,231      150,000                                     30,000         36,021
  Senior Vice President       1995     260,288      125,000                                     22,500         33,909
  and Chief Financial         1994     213,654       80,000                                     12,000         24,744
  Officer

---------------
(1) The number and value of the aggregate restricted (unvested) share holdings of the Named Officers at December 29, 1996 are as follows:

                                                                 NUMBER OF        VALUE OF
                                                                RESTRICTED       RESTRICTED
                                NAME                              SHARES           SHARES
        -----------------------------------------------------  -------------     ----------
        F. N. Liguori........................................      11,250         $ 165,938
        S. Olsten............................................       3,600            53,100
        R. A. Fusco..........................................      18,000           265,500
        R. A. Piske..........................................       3,000            44,250
        A. J. Puglisi........................................       3,600            53,100

(2) Represents profit sharing and matching contributions contributed by the Company for the Named Officers to the Company's Non-Qualified Retirement Plan for Selected Management Employees.

(3) Amount reimbursed for payment of taxes.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options to the Named Officers during the Company's last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                                                                              REALIZABLE
                                                 INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                             ----------------------------------------------------------      ANNUAL RATES
                               NUMBER OF                                                       OF STOCK
                              SECURITIES     PERCENT OF TOTAL                             PRICE APPRECIATION
                              UNDERLYING      OPTIONS GRANTED    EXERCISE                 FOR OPTION TERM(1)
                                OPTIONS       TO EMPLOYEES IN      PRICE     EXPIRATION   -------------------
           NAME              GRANTED(#)(2)      FISCAL YEAR       ($/SH)        DATE       5% ($)    10% ($)
---------------------------  -------------   -----------------   ---------   ----------   --------   --------
Frank N. Liguori...........
Stuart Olsten..............      30,000             4.2%          $14.125      12/16/06   $266,550   $675,450
Robert A. Fusco............      25,000             3.5            14.125      12/16/06    222,125    562,875
Richard A. Piske, III......      23,000             3.2            14.125      12/16/06    204,355    517,845
Anthony J. Puglisi.........      30,000             4.2            14.125      12/16/06    266,550    675,450

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the Company's stock price.

(2) The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options have a ten year term and become exercisable over a four year period in increments of 25% per year beginning with the first anniversary of the date of grant.

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of that year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                              SHARES                             YEAR END(#)              AT FISCAL YEAR END($)
                            ACQUIRED ON      VALUE       ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -----------   ------------   -----------   -------------   -----------   -------------
Frank N. Liguori..........
Stuart Olsten.............        200       $  1,079        27,925         76,875       $  0            $18,750
Robert A. Fusco...........      6,750         32,812        60,750         82,750          0             15,625
Richard A. Piske, III.....      3,375         71,250        35,062         62,188          0             14,375
Anthony J. Puglisi........      2,250         31,311        12,750         54,000          0             18,750

RETIREMENT PLAN

     The following table shows the estimated annual retirement benefit payable on a straight life annuity basis at normal retirement date to participants in the Company's Supplemental Executive Retirement Plan for key employees designated by the Company ("SERP"), which is a non-contributory, non-qualified defined benefit plan. Amounts shown include Social Security benefits and the annuitized value of accumulations of profit sharing contributions made by the Company on behalf of a participant.

                               PENSION PLAN TABLE

                                                      ANNUAL BENEFITS FOR YEARS OF SERVICE
               FINAL FIVE YEAR                 ---------------------------------------------------
              AVERAGE EARNINGS                 10 YEARS     15 YEARS      20 YEARS       25 YEARS
---------------------------------------------
$  150,000...................................  $ 36,000     $ 54,000       $ 72,000       $ 90,000
   250,000...................................    60,000       90,000        120,000        150,000
   350,000...................................    84,000      126,000        168,000        210,000
   450,000...................................   108,000      162,000        216,000        270,000
   550,000...................................   132,000      198,000        264,000        330,000
   650,000...................................   156,000      234,000        312,000        390,000
   750,000...................................   180,000      270,000        360,000        450,000
   850,000...................................   204,000      306,000        408,000        510,000
   950,000...................................   228,000      342,000        456,000        570,000
 1,050,000...................................   252,000      378,000        504,000        630,000
 1,150,000...................................   276,000      414,000        552,000        690,000
 1,250,000...................................   300,000      450,000        600,000        750,000
 1,350,000...................................   324,000      486,000        648,000        810,000
 1,450,000...................................   348,000      522,000        696,000        870,000
 1,550,000...................................   372,000      558,000        744,000        930,000
 1,650,000...................................   396,000      594,000        792,000        990,000

                                                        (continued on next page)

                                                      ANNUAL BENEFITS FOR YEARS OF SERVICE
               FINAL FIVE YEAR                 ---------------------------------------------------
              AVERAGE EARNINGS                 10 YEARS     15 YEARS      20 YEARS       25 YEARS
---------------------------------------------
$1,750,000...................................  $420,000     $630,000     $  840,000     $1,050,000
 1,850,000...................................   444,000      666,000        888,000      1,110,000
 1,950,000...................................   468,000      702,000        936,000      1,170,000
 2,050,000...................................   492,000      738,000        984,000      1,230,000
 2,150,000...................................   516,000      774,000      1,032,000      1,290,000
 2,250,000...................................   540,000      810,000      1,080,000      1,350,000
 2,350,000...................................   564,000      846,000      1,128,000      1,410,000
 2,450,000...................................   588,000      882,000      1,176,000      1,470,000
 2,550,000...................................   612,000      918,000      1,224,000      1,530,000

     The SERP benefit objective is to provide a participant who has spent a 25 year career with the Company with retirement income at age 65 equal to 60% of the average of his or her covered compensation (salary, bonuses and incentive compensation) over the five years prior to retirement. Proportionately decreased benefits may be payable at early retirement. The SERP benefit is reduced both by the value of Social Security benefits and by the annuitized value of accumulations of profit sharing contributions made on behalf of a participant by the Company. The current credited years of service for Messrs. Liguori, Olsten, Fusco, Piske and Puglisi are 25, 21, 11, 16, and 3, respectively.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Frank N. Liguori is employed by the Company as Chairman of the Board and Chief Executive Officer, for a term expiring March 31, 1999, unless otherwise extended, pursuant to an employment agreement which provides for an initial annual base salary of $750,000.

     The employment agreement provides that if Mr. Liguori's employment is terminated by the Company for any reason other than for disability or for cause, or if Mr. Liguori voluntarily terminates his employment within one year after
(A) a Change of Control (defined substantially as occurring on the date any of the following occurs: (a) any person or persons acting together which would constitute a "group" for the purposes of Section 13(d) of the Securities Exchange Act of 1934 (other than the Company, any subsidiary of the Company, members of the Olsten family and their "permitted transferees") shall beneficially own, directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company; (b) either (i) certain directors (or, under certain circumstances, their successors) cease for any reason to constitute at least a majority of the members of the Company's Board of Directors or (ii) at a meeting of the Company's shareholders called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected; (c) the Company's shareholders approve (i) a plan of complete liquidation of the Company, or (ii) an agreement providing for the merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's Common Stock and Class B Common Stock are converted into cash, securities or other property, except in certain circumstances; or (d) the Company's shareholders approve an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series) of all or substantially all of the assets of the Company), (B) a substantial change in his responsibilities or (C) a determination not to renew the employment agreement, Mr. Liguori will be entitled to receive a cash lump sum equal to (X) his then current base salary, plus the highest bonus paid to him during the term of the employment agreement plus the annualized value of benefits provided under the Company's benefit programs multiplied by (Y) the number of full and partial years in the period from the date of termination to the twenty-fourth month following the date on which his employment would otherwise have terminated. The Company may elect to withhold up to $1 million of such amount for a two-year period after termination of employment during which Mr. Liguori may not compete with the Company's businesses, with his right to receive such amount being conditioned upon his compliance with such restriction.

     If Mr. Liguori's employment is terminated by the Company due to disability, he is entitled to receive, for a period of three years from termination, a monthly sum equal to 1/12 of his then current base salary (less any benefits paid under any disability policies maintained by the Company).

     Under Mr. Liguori's employment agreement, if any payment to Mr. Liguori (under the employment agreement or otherwise) is, upon a Change of Control, subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Liguori will be entitled to receive an additional "gross-up payment" in an amount sufficient to make Mr. Liguori whole for such excise tax.

     The Company has entered into change in control agreements with each of Messrs. Robert Fusco, Richard Piske and Anthony Puglisi. The agreements are for a term in effect through August 9, 1997 and are automatically extended for successive one-year terms thereafter unless the Company provides one-year's prior notice that it does not wish to extend the term. In addition, if a Change in Control (defined substantially the same as with respect to Mr. Liguori, above) occurs during the term of the agreement, the agreement continues in effect for a period of 36 months beyond the month in which the Change in Control occurs.

     If a Change in Control occurs and the executive's employment is terminated during the term of the agreement for any reason except termination by the Company for "cause," termination by the executive other than for "good reason" or termination because of death, retirement or disability, the executive will generally be entitled to receive a cash lump sum equal to 2.99 times the average of the annual compensation payable to the executive by the Company for the five calendar years preceding the calendar year in which a Change in Control occurs. In addition, all outstanding stock options granted to the executive will become fully exercisable and vested, and for the 36 month period after the date of the executive's termination of employment, the Company will, upon request from the executive, arrange to provide the executive with health, life, disability and/or accident benefits substantially similar to those the executive received immediately prior to the termination unless and until the executive receives such benefits from a subsequent employer.

     In addition, with respect to Messrs. Fusco and Piske (each, a "Grantee"), pursuant to the Executive Officer Incentive Stock Award to each Grantee in 1995, which was approved at the 1996 Annual Meeting of Shareholders ("Incentive Award"), in the event that there is a Change of Control during the 1996 to 1998 measuring period, the cumulative pre-tax profits for the division of each Grantee will be deemed to be the maximum target level of pre-tax profits and the Company will immediately issue and grant Grantee the maximum number of shares he is entitled to receive under the Incentive Award; provided, however, that if the grant of shares to a Grantee under the Incentive Award (and any payments payable under any other plan, program, arrangement or agreement maintained by the Company or an affiliate) would constitute an "excess parachute payment" (as described in Section 280G of the Code), the number of shares granted to Grantee will be reduced (by the minimum possible amount) so as not to trigger the golden parachute provisions of the Code. In the event that there is a Change of Control after the measuring period expires but before a Grantee has received all of the shares to which he is entitled under the Incentive Award, the Company will accelerate the issuance of all shares to the Grantee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company has, with the direction and supervision of the Compensation Committee of the Board of Directors, established and put into practice compensation policies, plans and programs, whose goals are twofold: to attract and retain qualified executives and to seek to enhance the Company's profitability by uniting senior management's interests with those of the Company's shareholders.

BASE SALARY

     Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual and longer-term incentive compensation. In the setting of base salaries, consideration is given to salary surveys and review of salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies. Annual and longer-term incentive compensation is tied to the Company's and the executive's success in achieving significant financial and non-financial goals.

     Each fiscal year, the Committee fixes the base salary of the Chief Executive Officer and the Vice Chairman and President. Beginning in 1994, the Chief Executive Officer's base salary cannot be set lower than the minimum base salary provided for in his employment agreement with the Company. The Chief Executive Officer recommends the base salaries of the other Named Officers and the other senior executives for review and approval by the Committee.

INCENTIVE COMPENSATION

     In evaluating the performance and setting the incentive compensation of the Chief Executive Officer and the Vice Chairman and President, the Committee approved a bonus incentive predicated on the attainment of specific levels of net income for the Company. The Committee also approved bonus incentives predicated on the achievement of certain profit targets in setting the incentive compensation for the Presidents of Olsten Health Services and Olsten Staffing Services. The Committee also considered the overall performance of these executives in making the final determination of their bonus incentives. The Chief Executive Officer recommends the incentive compensation of the Company's other senior executives, including the other Named Officer, and the Committee reviews and approves the final compensation for these executives.

STOCK OPTIONS AND GRANTS

     At the end of each fiscal year, the Committee considers the desirability of granting senior executives, including the Named Officers, awards under the Company's stock plans. In determining the amount and nature of awards under such plans to be granted to the senior management group, including the Named Officers other than the Chief Executive Officer and the Vice Chairman and President, the Committee reviews with the Chief Executive Officer awards recommended by him, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each member of the senior management group. Following the Committee's previous approval, shareholders at the Company's 1996 Annual Meeting approved a long-term incentive award of restricted shares of the Company's Common Stock for the Presidents of Olsten Health Services and Olsten Staffing Services and another senior executive based on the attainment of certain levels of cumulative pre-tax profits in 1996, 1997 and 1998 by the divisions for which such individuals are responsible, such shares to be granted in 1999, 2000 and 2001. Awards to the Chief Executive Officer and the Vice Chairman and President are established separately and are based, among other things, on the Committee's analysis of their respective past and expected future contributions to the Company's achievement of its long-term performance goals.

CEO COMPENSATION

     The Committee maintained the Chief Executive Officer's base salary in 1996 at $1,000,000. Under the Company's Executive Officer Bonus Plan, which was approved by shareholders at the 1994 Annual Meeting, and based on certain performance goals previously established, the Chief Executive Officer was awarded bonus compensation in 1996 of $875,000, which was 87.5% of his current base salary. Following the Committee's previous approval, shareholders at the Company's 1996 Annual Meeting approved a performance award for the Chief Executive Officer of up to 150,000 restricted shares of the Company's Common Stock based upon the Company's achieving certain net income levels in 1996 and its two prior fiscal years, 1994 and 1995, such shares to be granted in 1997.

DEDUCTIBILITY OF COMPENSATION

     Beginning in 1994, Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four other highest paid executive officers to the extent such compensation is not "performance based" within the meaning of Section 162(m). The Committee will in general seek to qualify compensation paid to such executive officers for deductibility under Section 162(m) in order to decrease the after-tax cost of such compensation to the Company, although there may be circumstances in which it is not possible, or not in the Company's best interests, to do so.

The foregoing report has been furnished by:

            Raymond S. Troubh, Chairman
            John M. May
            Josh S. Weston

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the S&P MidCap 400 Index and a Peer Group Index for the period of five years commencing December 28, 1991 and ending December 31, 1996.

     The Peer Group Index is comprised of the following publicly traded companies: Kelly Services, Inc.; Manpower Inc.; Robert Half International Inc.; Staff Builders, Inc.; Uniforce Services, Inc; and Volt Information Sciences, Inc.

     The line graph assumes that $100 was invested on December 28, 1991 in each of the Company's Common Stock, the S&P MidCap 400 Index and the Peer Group Index and that all dividends were reinvested. Media General Financial Services furnished the data for the graph.

      MEASUREMENT PERIOD            OLSTEN        S&P MIDCAP      PEER GROUP
    (FISCAL YEAR COVERED)         CORPORATION      400 INDEX         INDEX
1991                                    100.00          100.00          100.00
1992                                    167.32          111.93          129.54
1993                                    185.82          127.15          136.84
1994                                    202.36          122.59          191.05
1995                                    254.12          157.72          219.92
1996                                    144.89          188.00          275.56

                            ------------------------

PROPOSAL 2

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand L.L.P. as auditors of the Company for the 1997 fiscal year, subject to ratification and approval by the shareholders. In voting on such ratification and approval, the shares of Common Stock and Class B Common Stock shall vote together as one class with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes.

     Coopers & Lybrand L.L.P. has audited the accounts of the Company since 1967. The Company has been advised that a representative of Coopers & Lybrand L.L.P will be present at the meeting and will have an opportunity to make a statement and to answer appropriate questions posed by shareholders.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF COOPERS & LYBRAND L.L.P.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the next annual meeting must be received by the Company by December 1, 1997, for inclusion in the proxy statement and form of proxy.

                                    GENERAL

     A COPY OF THE ANNUAL REPORT ON FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS LAST FISCAL YEAR IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO LAURIN L. LADEROUTE, JR., SECRETARY, OLSTEN CORPORATION, 175 BROAD HOLLOW ROAD, MELVILLE, NEW YORK 11747-8905.

     The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of individual Directors, as well as officers and others, to solicit personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

     The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.

                                          By Order of the Board of Directors

                                         LAURIN L. LADEROUTE, JR.
                                              Secretary

Dated: March 31, 1997
       Melville, New York

                           [OLSTEN CORPORATION LOGO]
                             175 Broad Hollow Road
                         Melville, New York 11747-8905

                                  COMMON STOCK


                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             OF OLSTEN CORPORATION



        The undersigned hereby appoints Frank N. Liguori, Stuart Olsten and Laurin L. Laderoute, Jr., jointly and severally, proxies, with full power of substitution to represent the undersigned and vote all shares of Common Stock of Olsten Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 175 Broad Hollow Road, Melville, New York on Friday, April 25, 1997 at 9:30 a.m., and at any adjournments thereof, upon the following matters and upon such other matters as may properly come before the meeting:

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.


--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

IF NO DIRECTION IS GIVEN, THIS PROXY                        Please mark
WILL BE VOTED FOR PROPOSALS 1 AND 2.                        your votes as  [X]
                                                            indicated in
                                                            this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


1. Election of Directors:               Nominees to be elected by holders of Common Stock: John M. May, Raymond S. Troubh and
                                        Josh S. Weston
FOR all nominees        WITHHOLD        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that
  (except as            AUTHORITY        nominee's name in the space provided below.)
   marked)           for all nominees

     [ ]                  [ ]            ____________________________________________________________________________________


2. Approve Coopers & Lybrand L.L.P. as independent                      3. In their discretion, upon such other matters as may
   auditors for 1997.                                                      properly come before the meeting.
         FOR   AGAINST ABSTAIN
         [ ]     [ ]     [ ]                                               Please mark, date and sign as your name appears
                                                                           hereon and return in the enclosed envelope. If acting as
                                                                           executor, administrator, trustee, etc. please so indicate
                                                                           when signing. If the signer is a corporation, please sign
                                                                           the full corporate name by duly authorized officer. If
                                                                           shares are held jointly, each shareholder should sign. If
                                                                           a partnership, please sign in partnership name by
                                                                           authorized person.

                                                                           Dated:____________________________________________, 1997

                                                                           ________________________________________________________
                                                                                                (Signature)

                                                                           ________________________________________________________
                                                                                           (Signature, if held jointly)


-----------------------------------------------------------------------------------------------------------------------------------
                                                -FOLD AND DETACH HERE-

                              CLASS B COMMON STOCK


 [OLSTEN                             PROXY
CORPORATION           SOLICITED BY THE BOARD OF DIRECTORS
   LOGO]               FOR ANNUAL MEETING OF SHAREHOLDERS
175 Broad Hollow Road        OF OLSTEN CORPORATION
Melville, New York  11747-8905

        The undersigned hereby appoints Frank N. Liguori, Stuart Olsten and Laurin L. Laderoute, Jr., jointly and severally, proxies, with full power of substitution to represent the undersigned and vote all shares of Class B Common Stock of Olsten Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 175 Broad Hollow Road, Melville, New York on Friday, April 25, 1997 at 9:30 a.m., and at any adjournments thereof, upon the following matters and upon such other matters as may properly come before the meeting:

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE.


--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

IF NO DIRECTION IS GIVEN, THIS PROXY                        Please mark
WILL BE VOTED FOR PROPOSALS 1 AND 2.                        your votes as  [X]
                                                            indicated in
                                                            this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


1. Election of Directors:               Nominees to be elected by holders of Class B Common Stock: Andrew N. Heine, Stuart R.
                                        Levine, Frank N. Liguori, Miriam Olsten, Stuart Olsten and Richard J. Sharoff
FOR all nominees        WITHHOLD        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that
  (except as            AUTHORITY        nominee's name in the space provided below.)
   marked)           for all nominees

     [ ]                  [ ]            _____________________________________________________________________________________


2. Approve Coopers & Lybrand L.L.P. as independent                      3. In their discretion, upon such other matters as may
   auditors for 1997.                                                      properly come before the meeting.
        FOR   AGAINST ABSTAIN
        [ ]     [ ]     [ ]                                                Please mark, date and sign as your name appears
                                                                           hereon and return in the enclosed envelope. If acting as
                                                                           executor, administrator, trustee, etc. please so indicate
                                                                           when signing. If the signer is a corporation, please sign
                                                                           the full corporate name by duly authorized officer. If
                                                                           shares are held jointly, each shareholder should sign. If
                                                                           a partnership, please sign in partnership name by
                                                                           authorized person.

                                                                           Dated:____________________________________________, 1997

                                                                           ________________________________________________________
                                                                                                (Signature)

                                                                           ________________________________________________________
                                                                                           (Signature, if held jointly)


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                                                -FOLD AND DETACH HERE-